UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

POLISHED.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Bath Avenue, Brooklyn, NY 11214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 299-9470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	POL	NYSE American LLC
Warrants to Purchase Common Stock	POL WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 19, 2023, Polished.com Inc. (the “Company”) held its annual meeting of stockholders via live audio webcast on January 19, 2023 (the “Annual Meeting”), which was adjourned to February 2, 2023, solely with respect to voting on Proposal 2, to approve an amendment of the Company’s amended and restated certificate of incorporation to increase the number of shares of common stock that it is authorized to issue from 200,000,000 shares to 250,000,000 shares (the “Charter Amendment”), which is described in more detail in the Company’s definitive proxy statement filed with the SEC on December 19, 2022.

At the beginning of the Annual Meeting reconvened via live audio webcast on February 2, 2023 (the “Reconvened Annual Meeting”), there were 71,102,546 shares of common stock present or represented by proxy, which represented 67.57% of the shares of common stock entitled to vote at the Reconvened Annual Meeting, and which constituted a quorum for the transaction of business.

At the Reconvened Annual Meeting, the stockholders of the Company did not approve the Charter Amendment.

The Company’s inspector of elections certified the following vote tabulations:

Proposal 2: Charter Amendment

For	Against	Abstained
45,369,831	25,364,710	368,005

There were no broker non-votes on this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ J.E. “Rick” Bunka
Name:	J.E. “Rick” Bunka
Title:	Interim Chief Executive Officer

Dated:    February 2, 2023

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